                                                                       EXHIBIT 8

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-76359 of Ameritas Life Insurance Corp. Separate Account LLVL of our reports dated February 5, 2000, on the financial statements of Ameritas Life Insurance Corp. and the subaccounts of Ameritas Life Insurance Corp. Separate Account LLVL appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Lincoln, Nebraska
February 28, 2000